Exhibit 99.1

Blue Owl Capital Corporation III Announces Partial Early Lock-Up Release

NEW YORK, May 29, 2024 — Blue Owl Capital Corporation III (NYSE: OBDE, or the “Company”) today announced that its board of directors (the “Board”) has agreed to waive the transfer restrictions (the “Lock-Up”) contained in the Company’s amended and restated articles of incorporation (the “Charter”) with respect to 19,491,245 shares of the Company’s common stock, effective as of June 5, 2024.

The Charter provides for three separate restricted periods and initially applied to all of the Company’s shares that were acquired by shareholders prior to January 25, 2024, when shares were listed on the New York Stock Exchange. Previously, in connection with the listing, the Board waived the transfer restrictions with respect to 5,870,466 shares of the Company’s common stock and a pro rata portion of each shareholder’s shares of the Company’s common stock were released from each of the three separate restricted periods:

•	180 days after the listing (the “First Lock-Up Period”);

•	270 days after the listing (the “Second Lock-Up Period”); and

•	365 days after the listing (the “Third Lock-Up Period”).

Under the new waiver, approximately half of each shareholder’s shares of the Company’s common stock that would have become freely tradeable following the expiration of the First Lock-Up Period will become freely tradeable on June 5, 2024. The current waiver will have no effect on the shares of the Company’s common stock subject to the Second Lock-Up Period and Third Lock-Up Period.

“The listing earlier this year brought one of the largest BDCs to the public market and provided long-term OBDE investors with liquidity in a simple and streamlined way,” commented Craig W. Packer, Chief Executive Officer. “The Board has decided to accelerate the release of a portion of shares, which is set to further enhance liquidity, in line with the original goal of our listing. We believe the Company’s strong performance, the previously announced five special dividends payable through June of 2025, and existing repurchase program will support our performance over the long term.”

As a result of the new waiver, shares still subject to transfer restrictions will now be released according to the following schedule:

Release Date	Approximate Percentage of Shares Still Subject to Transfer Restrictions Released
June 5, 2024	17%
July 23, 2024	17%
October 21, 2024	33%
January 24, 2025	33%

ABOUT BLUE OWL CAPITAL CORPORATION III

Blue Owl Capital Corporation III (NYSE: OBDE) is a specialty finance company focused on lending to U.S. middle-market companies. As of March 31, 2024, OBDE had investments in 188 portfolio companies with an aggregate fair value of $4.0 billion. OBDE has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. OBDE is externally managed by Blue Owl Diversified Credit Advisors, an SEC-registered investment adviser that is an indirect affiliate of Blue Owl Capital Inc. (“Blue Owl”) (NYSE: OWL) and is a part of Blue Owl’s Credit platform.

Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about OBDE, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond OBDE’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in OBDE’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which OBDE makes them. OBDE does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

INVESTOR CONTACTS

Investor Contact:

BDC Investor Relations

credit-ir@blueowl.com

Media Contact:

Prosek Partners

Josh Clarkson

pro-blueowl@prosek.com

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